                         Notice of Guaranteed Delivery

                                      for

                       Tender of Shares of Common Stock

                                      of

                             KENETECH Corporation

                                      to
                                KC Merger Corp.
                         a wholly owned subsidiary of

                            KC Holding Corporation
                         a wholly owned subsidiary of

                        ValueAct Capital Partners, L.P.
                   (Not to be used for Signature Guarantees)

   This Notice of Guaranteed Delivery (or one substantially in the form hereof) must be used to accept the Offer (as defined below) if (a) certificates representing shares of Common Stock, par value $.0001 per share (the "Shares"), of KENETECH Corporation, a Delaware corporation ("Share Certificates") are not immediately available; (b) time will not permit all required documents to reach ChaseMellon Shareholder Services, L.L.C. (the "Depositary") on or prior to the Expiration Date (as defined in Section 1 of "The Tender Offer" of the Offer to Purchase (as defined below)); or (c) the procedure for book-entry transfer, as set forth in the Offer to Purchase, cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary. See Section 3 of "The Tender Offer" of the Offer to Purchase.

                       The Depositary for the Offer Is:
                   ChaseMellon Shareholder Services, L.L.C.

                           By Facsimile Transmission
                       (For Eligible Institutions Only)
                                (201) 296-4293
                     Attention: Reorganization Department

                             Confirm by Telephone:
                                (201) 296-4860

      By Overnight Courier:                     By Mail:                           By Hand:

    Reorganization Department          Reorganization Department          Reorganization Department
        85 Challenger Road                   P.O. Box 3301                       120 Broadway
        Mail Stop--Reorg.              South Hackensack, NJ 07606                 13th Floor
    Ridgefield Park, NJ 07660                                                 New York, NY 10271

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

             The Guarantee on the Reverse Side Must Be Completed.

Ladies and Gentlemen:

   The undersigned hereby tender(s) to KC Merger Corp., a Delaware corporation and a wholly owned subsidiary of KC Holding Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 6, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of "The Tender Offer" of the Offer to Purchase.
                                           Name(s) of Holders:


                                           __________________________________
 Number of Shares:


                                           __________________________________
 __________________________________              (Please Type or Print)

                                           Address(es): _____________________
 Certificate No.(s) (If
 Available):

                                           __________________________________
 __________________________________                    (Zip Code)

 __________________________________

                                           Daytime Area Code and Telephone
 Check this box if Shares will be          Number:
 delivered by book-entry
 transfer: [_]

                                           __________________________________

                                           Signature(s) of Holders: _________

 Account No.: _____________________

                                           __________________________________

 Date: ______________________, 2000



                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program (an "Eligible Institution"), hereby guarantees delivery to the Depositary, at one of its addresses set forth above, of either the Share Certificates evidencing all Depositary's account at The Depository Trust Company, in either case together with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile copy thereof with original signature(s)) with any required signature guarantee, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery, and any other documents required by the Letter of Transmittal, within three Nasdaq trading days after the date of execution of this Notice of Guaranteed Delivery.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period indicated herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm: ______________________________________________________________

 ____________________________________________________________________________
                             Authorized Signature
 Address: ___________________________________________________________________
 ____________________________________________________________________________
                                   Zip Code
 Title: _____________________________________________________________________

 Name: ______________________________________________________________________
                             Please Type or Print
 Area Code and Telephone No.: _______________________________________________
 Date: __________________________, 2000



NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES
      SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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